UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2007

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On October 10, 2007, Sunrise Senior Living, Inc. (“Sunrise”) settled certain litigation previously filed by SEIU Master Trust regarding Sunrise’s 2007 annual meeting of stockholders to be held at 9:00 a.m. on Tuesday, October 16, 2007 at the Hilton McLean Tysons Corner, 7920 Jones Branch Drive, McLean, Virginia. As reflected in the Stipulated Final Order entered by the Delaware Chancery Court on September 5, 2007 (a copy of which is attached as Exhibit 10.1 to a Current Report on Form 8-K filed by Sunrise on September 10, 2007), as modified by the Stipulated Final Order entered by the Delaware Chancery Court on October 10, 2007 (a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K):

•
the shares of stock represented at the 2007 annual meeting, either in person or by proxy, and entitled to vote thereat, will constitute a quorum for the purpose of the 2007 annual meeting, notwithstanding any provision in Sunrise’s certificate of incorporation or bylaws to the contrary;

•	at the 2007 annual meeting, Paul J. Klaassen, Craig R. Callen and Lynn Krominga will stand for election to the director class that will next stand for election in 2010;

•	no other nominees will stand for election at the 2007 annual meeting; and

•
no business will be conducted at the 2007 annual meeting other than (a) the election of directors, (b) consideration of a shareholder proposal requesting that the board of directors take the necessary steps, in accordance with applicable state law, to declassify the board of directors so that all directors are elected annually and (c) consideration of a shareholder proposal that the board of directors adopt a policy whereby, in the event of a restatement of financial results, the board will review all bonuses and other awards that were made to senior executives on the basis of having met or exceeded performance goals during the period of the restatement and will, to the maximum extent feasible, recoup for the benefit of Sunrise all such bonuses or awards to the extent that performance goals were not achieved.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description

10.1	Stipulated Final Order of the Delaware Court of Chancery, dated October 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)

Date: October 12, 2007	By:	/s/ John. F. Gaul
John F. Gaul
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stipulated Final Order of the Delaware Court of Chancery, dated October 10, 2007